CUI INC.

AUDITED FINANCIAL STATEMENTS

For The
Years Ended December 31, 2006 and 2005

CUI INC.
AUDITED FINANCIAL STATEMENTS
For The Years Ended December 31, 2006 and 2005

CONTENTS

J. Paul Kenote, CPA, PC

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
CUI, Inc.
Tualatin, Oregon

We have audited the accompanying balance sheets of CUI, Inc. (an Oregon corporation) as of December 31, 2006 and 2005 and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CUI, Inc. at December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

J. PAUL KENOTE, CPA, P.C.
Portland, Oregon

March 12, 2008

2300 S.W. First Avenue · Suite 100 · Portland, OR 97201
503.241.2977 · FAX: 503.224.9049 · email: jpaul@cpagroup.net

CUI INC.
BALANCE SHEETS
December 31, 2006 and 2005

ASSETS

	2006	2005
Current assets:		
Cash	$ 147,049	$ 120,715
Notes receivable, current portion (Notes 2 and 5)	1,504,763	329,762
Accounts receivable, net of allowance for doubtful accounts of $50,000 in 2006 and 2005	3,148,721	3,066,661
Inventory		
On hand	1,387,002	1,053,953
In transit	63,866	103,692
Prepaid expenses	406,448	37,054
Deposits	66,799	39,945
	6,724,648	4,751,782
Property and equipment:		
Furniture and fixtures	370,723	167,516
Equipment and software	975,110	739,398
Tooling	225,306	99,260
	1,571,139	1,006,174
Less accumulated depreciation and amortization	580,662	573,093
	990,477	433,081
Other assets:		
Investment in securities available for sale (Note 9)	117,634	158,176
Other intangible assets, net of accumulated amortizaton of $23,167 and $21,167	6,833	8,833
	124,467	167,009
	$ 7,839,592	$ 5,351,872

The accompanying notes are an integral part of these financial statements.

LIABILITIES AND STOCKHOLDERS' EQUITY

	2006	2005
Current liabilities:		
Demand notes payable (Note 7)	$ 2,003,464	$ 803,953
Accounts payable	721,995	549,301
Accrued salaries and other expenses	277,975	193,545
Accrued interest	13,137	2,106
	3,016,571	1,548,905
Long-term debt, net of current portion (Note 7)	190,503	-
Commitments (Notes 4 and 6)		
Stockholders' equity:		
Common stock, no par value, 1,000 shares authorized, 455 shares issued and outstanding	113,750	113,750
Retained earnings	4,518,768	3,689,217
	4,632,518	3,802,967
	$ 7,839,592	$ 5,351,872

CUI INC.
INCOME STATEMENTS
For the Years Ended December 31, 2006 and 2005

	2006	2005
Sales, net	$ 20,081,510	$ 17,892,990
Cost of sales	11,202,997	10,309,312
Gross margin	8,878,513	7,583,678
Selling, general and administrative expenses	7,033,111	6,086,964
Income from operations	1,845,402	1,496,714
Other income (expenses)		
Interest income	67,294	20,557
Interest expense	(101,224)	(55,757)
Income before equity in net income of affiliate	1,811,472	1,461,514
Equity in net (loss) income of affiliate	(40,542)	(50,981)
Net income	$ 1,770,930	$ 1,410,533

The accompanying notes are an integral part of these financial statements.

CUI INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
For the Years Ended December 31, 2006 and 2005

	Common Stock		Retained	Total Stockholders'
	Shares	Amount	Earnings	Equity
Balance at January 1, 2005	455	$ 113,750	$ 3,476,328	$ 3,590,078
Distributions to shareholders			(1,197,644)	(1,197,644)
Net income for the period			1,410,533	1,410,533
Balance at December 31, 2005	455	113,750	3,689,217	3,802,967
Distributions to shareholders			(941,379)	(941,379)
Net income for the period			1,770,930	1,770,930
Balance at December 31, 2006	455	$ 113,750	$ 4,518,768	$ 4,632,518

CUI INC.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006 and 2005

	2006	2005
Cash flows from operating activities:		
Net income	$ 1,770,930	$ 1,410,533
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization	205,229	161,688
(Income) loss from affiliate	40,542	50,981
Net changes in operating assets and liabilities:		
Notes and accounts receivable	(1,257,061)	809,581
Inventory	(293,223)	(85,425)
Prepaid expenses and deposits	(396,248)	(24,435)
Accounts payable and accrued expenses	268,155	(519,852)
Net cash provided by operating activities	338,324	1,803,071
Cash flows from investing activities:		
Acquisition of property, equipment and intangibles	(760,625)	(281,373)
Net cash used in investing activities	(760,625)	(281,373)
Cash flows from financing activities:		
Loan proceeds (repayments)	1,390,014	(209,728)
Shareholder distributions	(941,379)	(1,197,644)
Net cash used in financing activities	448,635	(1,407,372)
Net increase (decrease) in cash	26,334	114,326
Cash at beginning of period	120,715	6,389
Cash at end of period	$ 147,049	$ 120,715
Supplemental information:		
Cash paid during the period for interest	$ 90,193	$ 57,327
Cash paid during the period for income taxes	$ -	$ -

Note 1 – Organization and summary of significant accounting policies:

Line of business:

CUI Inc. (the Company) was incorporated as CUI Stack, Inc. under the laws of the State of Oregon on April 1, 1989. Effective March 27, 2002, the Company changed its name to CUI Inc. The Company imports electronic components, encoders and sensors and distributes them throughout the United States and elsewhere.

Concentration of credit risk:

The Company grants credit (without collateral) to customers, substantially all of which are commercial establishments located in the United States and throughout the world.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and cash equivalents:

For purposes of the statement of cash flows, the Company considers demand deposits and all highly liquid investments with a maturity of three months or less at date of acquisition to be cash equivalents.

Accounts receivable:

Accounts receivable are from customers and distributors of the Company's products. The Company performs periodic credit evaluations of the customers and maintains allowances for potential credit losses.

Inventories:

Inventories consist of finished products and are stated at the lower of cost or market; using the first-in, first-out (FIFO) method as a cost flow convention.

Advertising costs

Advertising costs are expensed when incurred. Advertising expenses were $279,754 and $231,420 for the years ended December 31, 2006 and 2005.

Revenue recognition

Revenue in connection with electronic devices and component sales is recognized at the time the product is shipped to the customer.

Furniture, equipment and software:

Furniture, equipment and software are recorded at cost and include major expenditures, which increase productivity or substantially increase useful lives.

Maintenance, repairs and minor replacements are charged to expenses when incurred. When furniture and equipment is sold or otherwise disposed of, the asset and related accumulated depreciation are removed from this account, and any gain or loss is included in the statement of income.

Note 1 – Organization and summary of significant accounting policies, continued:

The cost of furniture, equipment and software is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes. The estimated useful lives and accumulated depreciation for furniture, equipment and software are as follows:

	Estimated Useful Life	Accumulated Depreciation
Furniture and equipment	5 to 7 years	$ 293,162
Software	3 to 5 years	287,500
		$ 580,662

Intangible assets are stated at cost net of accumulated amortization and consist of logo design costs. This asset is being amortized over an estimated useful life of 15 years.

Depreciation and amortization expense allocated to selling, general and administrative expense is as follows:

Depreciation	$ 138,248
Amortization	66,981
	$ 205,229

Shipping and handling expenses

Shipping and handling expenses incurred by the Company totaled $245,291 and $227,037 for the years ended December 31, 2006 and 2005 and are classified as selling, general and administrative expenses. Total freight revenue has been classified as sales revenue.

Foreign exchange gains and losses

Gain or loss from foreign exchange is reported as a component of cost of sales in the year such gain or loss is realized. The Company experienced net foreign exchange gains of $16,916 and $10,220 for the years ended December 31, 2006 and 2005.

Income taxes

The Company has elected to be taxed under Subchapter S of the *Internal Revenue Code*. Accordingly, the Company does not incur income taxes; instead, its earnings are included in the shareholders' personal income tax returns and taxed depending on their personal tax situations. The financial statements, therefore, do not include a provision for income taxes.

Note 2 - Notes receivable:

Notes receivable consist of the following:	2006	2005
8.25% unsecured demand note receivable from stockholder.	$ 350,913	$ -
8.25% unsecured demand note receivable from Test Products International, Inc.	181,153	329,762
5% unsecured note receivable from Creative Focus, Inc., payable in monthly installments of $1,000. This note is considered by management to be impaired	-	96,090
6% note receivable from Specialized Operation Systems, LLC, due on demand and secured by all of the assets of the LLC and its affiliates. The Company is entitled to collect 10% of the gross receipts of the LLC and its affiliates until paid. Management considers this note to be impaired.	-	28,780
8.25% unsecured demand note receivable from Barakel, LLC	972,697	
Less credit allowance on impaired notes (Note 5)	-	(124,870)
	1,504,763	329,762
Less amounts currently due	(1,504,763)	(329,762)
	$ -	$ -

Note 3 – Company sponsored retirement plan:

The Company adopted a salary reduction retirement plan under Section 401(K) of the *Internal Revenue Code*, effective April 1, 1994. The plan covers all employees who meet prescribed eligibility requirements. Company contributions made to the plan are at the discretion of the Board of Directors, but shall, in no event, exceed the maximum allowable amount under the applicable provisions of the *Internal Revenue Code.* The Company contributed $154,431 and $115,663 to the plan for the years ended December 31, 2006 and 2005.

Note 4 – Futures contracts:

The Company contracts for the purchase of yen at future dates in anticipation of inventory purchases. If the Company fails to acquire the yen at the specified date for the contracted amount, it is obligated to pay the difference between the contract price and the current exchange price. The Company is able to regulate its purchases of inventory and maintains an adequate line of credit so that management does not anticipate a situation in which the Company would be unable to fulfill its obligation pursuant to any negotiated open futures contract.

Note 5 – Impaired loans:

The average investment in impaired notes was $124,870 during the year ended December 31, 2005. Activity in the allowance for credit is as follows:

	2006	2005
Balance at January 1	$ 124,870	$ 124,870
Provision charged to operations	-	-
Reclassified from allowance for doubtful accounts	-	-
Amounts written off	(124,870)	-
Recoveries	-	-
Balance at December 31	$ -	$ 124,870

Interest income on impaired loans is recognized only when payments are received. No payments were received with respect to impaired loans during either year.

Note 6 – Obligation under lease commitment:

The Company leases office and warehouse space under a non-cancelable lease agreement. The lease expires August 31, 2016. The lease payment is comprised of a scheduled monthly base payment plus real property taxes, utilities, insurance and common area maintenance charges.

Future minimum annual lease payments are as follows:

Year Ended December 31,	Amount
2007	$ 478,400
2008	478,800
2009	479,200
2010	480,000
2011	481,000
Thereafter	2,266,000
	$ 4,663,400

Total rent and lease expense for the years ended December 31, 2006 and 2005 was $358,149 and $270,556, respectively.

Note 7 – Notes payable:

	2006	2005
Notes payable consist of the following:		
Line of credit agreement with Key Bank granting borrowings of up to $2,250,000. Interest is payable monthly at the bank's prime lending rate (8.25% at December 31, 2006). The note agreement is personally guaranteed by James M. McKenzie.	$ 1,780,575	$ 598,258
Unsecured demand note payable to Stack-Novus, LLC. Interest is paid monthly at a rate of 8.25% per annum.	100,000	125,000
Unsecured demand note payable to Renee La Tourette. Interest is paid monthly at a rate of 12.5% per annum.	80,695	80,695
Capital lease obligation payable to Key Equipment Finance in monthly installments of $4,887.92 including interest at 7.705%. The obligation is secured by office furniture and equipment.	232,697	-
Less amount currently due	(2,003,464)	803,953
	$ 190,503	$ -

Note 8 – Related party transactions;

James McKenzie, the principal stockholder of the Company, has personally guaranteed the Company's bank debt with Key Bank (see Note 7). The Company has an outstanding note receivable in the amount of $350,913 due from Jim McKenzie (see Note 2).

The Company has outstanding notes receivable in the amount of $181,153 (see Note 2) from Test Products International, Inc., an affiliated corporate entity in which the Company has a 10.47% common stock equity interest.

The Company has outstanding notes receivable in the amount of $972,697 (see Note 2) from Barakel, LLC, an affiliated limited liability company in which Jim McKenzie owns a 50% interest.

The Company has outstanding notes payable in the amount of $100,000 (see Note 7) and accounts receivable in the amount of $29,000 due from Stack-Novus, LLC, an affiliated partnership entity in which James McKenzie owns an indirect 32% interest along with Stack Electronics International, Inc.

The Company has outstanding accounts receivable in the amount of $955,638 due from and accounts payable in the amount of $9,565 due to V-Infinity, LLC, an affiliated partnership entity in which James McKenzie owns a 49.5% interest along with an employee of the Company who owns a 49.5% interest and a former employee of the Company who owns a 1% interest. Effective January 1, 2007, the assets and liabilities of V-Infinity were acquired by CUI, Inc solely in exchange for stock of CUI, Inc. and a cash payment for the 1% interest.

Note 9 – Investment in securities available for sale:

The Company owns 352,589 shares of common stock in Test Products International, Inc. representing an 10.47% interest. The Company enjoys a close association with this affiliate through common Board of Director membership and participation, which allows for a significant amount of influence over affiliate business decisions. Accordingly, for financial statement purposes, the Company accounts for its investment in this affiliated entity under the equity method.

A condensed, internally prepared and consolidated balance sheet for Test Products International, Inc. as of December 31, 2006 is as follows:

Current assets	$ 4,874,981	Current liabilities	$ 3,784,748
Fixed assets	714,846	Long-term liabilities	590,026
Other assets	8,480	Stockholders' equity	1,123,533
Total assets	$ 5,598,307	Total liabilities and stockholders' equity	$ 5,498,307